Exhibit 5.1

IBM

International Business Machines Corporation

Office of the Vice President, Assistant General Counsel and Secretary

One New Orchard Road

Armonk, New York   10504

January 31, 2011

International Business Machines Corporation

One New Orchard Road

Armonk, NY 10504

Ladies and Gentlemen:

As a Vice President, Assistant General Counsel and Secretary of International Business Machines Corporation (herein called the “Corporation”) and an attorney duly admitted to practice in the State of New York, I am familiar with the proceedings by which the Corporation was organized, the proceedings by which its Certificate of Incorporation has from time to time been amended, the proceedings by which the IBM Excess 401(k) Plus Plan, formerly known as the IBM Executive Deferred Compensation Plan, and before that, known as the IBM Extended Tax Deferred Savings Plan, (hereinafter referred to as the “Excess 401(k)”) was adopted by the IBM Board of Directors, and authorized to issue the IBM Excess 401(k) Obligations pursuant to this registration statement.

I, together with competent members of my legal staff and other human resources professionals working under my direct supervision and control, have also reviewed such documents and records as necessary to enable me to express an informed opinion with respect to the matters covered hereby.

Based upon the foregoing, I am of the opinion that:

1.   The Corporation has been duly incorporated and is a subsisting corporation under the laws of the State of New York; and,

2.   The Excess 401(k) has been duly and validly authorized and adopted, and the IBM Excess 401(k) Obligations being registered hereunder that may be issued to its participants, when issued or sold in accordance with the Excess 401(k), will be valid and binding obligations of the Corporation, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general principles of equity.

I hereby consent to the use of my name in the Registration Statement as counsel who has passed upon the legality of the IBM Excess 401(k) Obligations that may be offered under this Registration Statement, and to the use of this opinion as a part of the Registration Statement as required by Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General Counsel and Secretary